CAROLINA STATE BANK
               1991 INCENTIVE STOCK OPTION PLAN
                   AMENDED NOVEMBER 19, 1996


     Carolina State Bank, a Banking corporation organized and existing under the laws of the State of North Carolina (herein referred to as the "Bank"), hereby adopts the following Stock Option Plan (the "Plan") for certain individuals performing services for the Bank.

     1. Purpose. This Plan is intended to advance the interests of the Bank by allowing officers and other key employees who have substantial responsibility for the direction and management of the Bank to acquire a proprietary interest in the Bank as an additional incentive to promote the Bank's success, and by encouraging such individuals to continue to provide their services to the Bank. These aims will be effected by the granting of certain stock options. It is intended that options issued under the Plan and designated by the Committee (define hereinafter) pursuant to Section 3(b) hereof will qualify as Incentive Stock Options (hereinafter called "ISO's") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with this intention. Options granted under this Plan are referred to hereinafter as "Options."

     2. Plan. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors ("the Board") of the Bank, which shall consist of not less than three members, none of whom may participate in the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to (a) determine the employees (from the class of employees eligible under Section 3 hereof to receive Options under the Plan) to whom Options shall be granted; (b) determine the time or times at which Options shall be granted; (c) determine the options price of the Shares (defined hereinafter) subject to each Option, which price shall be not less than the minimum specified in accordance with Section 5 hereof; (d) determine (subject to Sections 7 and 9 hereof) the time or times when each Option shall become exercisable and the duration of the exercise; and (e) interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel and other professional advisors, who may be counsel or advisors to the Bank, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or advisors.

     3. Eligibility. (a) Options may be granted by the Committee only to persons who are officers or other key employees of the Bank or a subsidiary corporation of the Bank who perform services of major importance in the management, operation, and development of the business of the Bank or of any subsidiary of the Bank, and the Committee shall determine the number of shares to be allocated to each Option. In determining the eligibility of an employee to receive an Option as well as in determining the number of Shares to be optioned to any individual, the Committee shall consider the position and responsibilities of the individual being considered, the nature and value to the Bank of such individual's services and accomplishments, the person's present and potential contributions to the success of the Bank, and such other factors as the Committee may deem relevant. A person receiving an Option pursuant to this Plan shall sometimes be referred to hereinafter as an "Optionee."

          (b) At the time each Option is granted to an employee under this Plan, the Committee shall determine whether such Option is to be designated as an ISO. No Option granted to any employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank or any of its subsidiaries may be designated as an ISO, unless at the time of such grant the option price is fixed at not less than 110% of the fair market value of the Shares subject to the Option, and exercise of such Option is prohibited by its terms after the expiration of five years from the date such Option is granted.

          (c) No individual shall be given the opportunity under this Plan to exercise Options for Shares valued (at the time of the granting of the Option) in excess of $100,000 in any calendar year, unless and except to the extent that said Options shall have first become exercisable in a preceding year. No Option shall be granted hereunder for the purchase of Shares in such a manner as would cause the foregoing restriction to be violated.

          (d) Notwithstanding anything herein to the contrary, no individual may be granted Options under the Plan which would result in the total number of Shares at any time optioned and/or purchased under the Plan by such individual to exceed 40% of the total Shares allocated to this Plan pursuant to Section 11 hereof, or, if greater, the maximum percentage permitted by the North Carolina Commissioner of Banks.

     4. Shares of Stock Subject to the Plan. There will be reserved for use upon the exercise of Options to be granted from time to time under the Plan (subject to the provisions of Section 6 hereof) an aggregate of 70,000 Shares of the $6.00 par value common stock (the "Shares") of the Bank, which, as the Committee shall from time to time determine, may be in whole or in part either authorized by unissued Shares, or issued Shares which shall have been reacquired by the Bank.

     Any Shares subject to an Option under the Plan, which Option for any reason expires or is terminated unexercised as to such Shares, may again be subjected to an Option under the Plan.

     5. Option Price. The purchase price under each Option issued shall be determined by the Committee at the time the Option is granted, but in no event shall such purchase price be less than 100% (110% in the case of an ISO granted to an employee described in Section 3(b) hereof) of the fair market value of the Bank's Shares on the date of the grant. If the Shares are traded in any over-the-counter market, such fair market value shall be deemed to be the mean between the asked and the bid prices on such day as reported by NASDAQ. If the Shares are traded on an exchange, such fair market value shall be deemed to be the mean of the high and low prices at which it is quoted or traded on such day on the exchange on which it generally has the greatest trading volume. In all cases, any determination hereunder by the Committee as to the fair market value of the Shares for which Options are granted shall be made in good faith and shall be determinative for all purposes of this Plan.

     6. Adjustment for Dilution, Etc. In the event that there is (a) a subdivision of consolidation of the Bank's common stock or any other capital adjustment of the Bank's common stock, (b) the payment by the Bank of a stock dividend, or (c) any other increase or decrease in the outstanding common stock of the Bank effected without receipt of consideration by the Bank, then the number of Shares then covered by each outstanding Option granted hereunder shall be adjusted proportionately with no adjustment in the total purchase price of the Shares then so covered by such Option, and the number of Shares reserved for the purpose of the Plan shall be adjusted by the same proportion. All such adjustments shall be made by the Committee, whose determination upon the same shall be final and binding upon the Optionees. No fractional Shares shall be issued and any fractional Shares resulting from the computations pursuant to this Section 6 shall be eliminated from the respective Option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Shares or other securities.

     7. Duration and Exercise of Options. (a) All Options issued under the Plan shall be for such period as the Committee shall determine, but for not more than ten years (five years in the case of any employee described in Section 3(b) hereof) from the date of the grant thereof. The period of the Option, once it is granted, may be reduced only as outlined in Section 9 hereof. Except as provided in Section 9 or subsection (b) below, no Option may be exercised after termination of the Optionee's employment with the Bank, and in no event may an option be exercised after the expiration of its term.

          (b) Except as otherwise modified by the Committee, or as otherwise expressly provided for herein, each Option granted under this Plan shall become exercisable only after five years' continued employment of the Optionee with the Bank or subsidiary corporation of the Bank immediately following the date the Option is granted. Notwithstanding the preceding sentence, in the event an employee's employment with the Bank shall terminate for any reason during such five-year period, such former employee may, within three months after termination of his employment, exercise his option with respect to the vested portion of the Shares subject to the Option, determined in accordance with and based on the whole number of years of the Optionee's continued employment with the Bank or subsidiary corporation of the Bank from the date the Option is granted through the date of Optionee's termination of employment, determined in accordance with the following schedule:

                Years of                          Percentage of
          Continued Employment                    Shares Vested

                    1                                20%
                    2                                40%
                    3                                60%
                    4                                80%
                    5                               100%

In the event an Optionee terminates employment within the five-year period described above, all Shares not vested in accordance with the Schedule described above shall be forfeited, and the Optionee shall have no right to exercise his Option with respect to any such forfeited Shares. In each case, such limitations shall be calculated, in the case of the resulting fraction to the nearest low whole number of Shares. Notwithstanding the foregoing, the Committee may, in its sole discretion, (i) prescribe longer time periods and additional requirements with respect to the exercise of an Option, (ii) prescribe different vesting schedules with respect to any Option, and (iii) terminate in whole or in part such portion of any Options as has not yet become exercisable at the time of termination if it determines that the Optionee is not performing satisfactorily the duties to which he was assigned on the date the Option was granted or duties of at least equal responsibility. Except as provided herein or in Section 9 hereof, no Option may be exercised unless the Optionee is at the time of such exercise in the employ of the Bank or of a subsidiary corporation of the Bank, and shall have been continuously so employed since the granting of his Option. Absence or leave approved by the management of the Bank, provided said leave of absence does not exceed ninety (90) days, shall not be considered an interruption of employment for any purpose under the Plan.

          (c) Subject to limitations contained herein as to the time for exercise of an Option and the amount of Shares subject to such Option, and notwithstanding subsection (b) above, each Option shall be exercisable in whole or in part or in installments at such time or times and in such manner as the Committee may prescribe and specify in granting the Option to the Optionee, which manner may differ from the exercise periods otherwise prescribed in subsection (b) above. No Shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable to them have been satisfied, and further until receipt by the Bank of the full option price in cash for the Shares for which an Option is exercised. In order to facilitate the accumulation of funds to enable employees to exercise their Options, each Optionee shall have the right, if he or she so elects, to direct the Bank or subsidiary corporation of the Bank to withhold from his or her compensation regular amounts to be applied toward the exercise of the Options. Funds credited to the Stock Option accounts will be under the control of the Bank until applied to the payment of the Option price at the direction of the employee or returned to the employee in the event the amount is to be used for purchase of Shares under Option, and all funds received or held by the Bank under the Plan may be used for any corporate purpose, and no interest shall be payable to the participant on account of any amounts so held. Such amounts may be withdrawn by the employee at any time, in whole or in part, for any reason.

          (d) No Optionee or his legal representative, legatees, or distributees, as the case may be, will be, or will be deemed to be, a holder of any Shares subject to an Option unless and until certificates for such Shares are issued to him or them under the terms of the Plan. Except as otherwise provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          (e) "Notwithstanding any provision in the Plan to the contrary, payment for shares subject to an Option may be made either in cash or, with the approval of the Committee, in other stock of the Bank owned by the Optionee or such other person as may be entitled to exercise such Option.
     Any shares of the Bank's stock that are delivered in payment of the aggregate exercise price of the Option shall be valued at their fair market value, as determined by the Committee, on the date of the exercise of such Option."

          (f) "In the event of a reorganization, merger, or consolidation of the Bank with one or more other corporations in which the Bank is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Bank to another person or entity, or in the case of a tender offer approved by the Board or dissolution or liquidation of the Bank (any such transaction being hereinafter referred to as an "Acceleration Event"), (i) any outstanding Options granted hereunder shall become exercisable in full immediately prior to the effective date of the Acceleration Event without any regard to any restrictions on exercise that would otherwise apply, and (ii) each holder of an Option shall be entitled, prior the effective date of the Acceleration Event, to surrender any such Option to the Bank in exchange for receipt of cash equivalent to the amount by which the fair market value of the shares subject to the Option immediately prior to consummation of the Acceleration Event exceeds the aggregate exercise price of the Option. To the extent that a person, pursuant to this Subsection 17(f), has a right to exercise or surrender any Option on account of an Acceleration Event which such person otherwise would not have had at that time, such right shall be contingent upon the consummation of the Acceleration Event."

     8. Assignability. Each Option granted under this Plan shall be transferable only by Will or by laws of descent and distribution and shall be exercisable during an Optionee's lifetime, only by the Optionee to whom the Option is granted. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Option, right or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option, right, or privilege, the Option and such rights and privileges shall immediately become null and void.

     9. Effect of Termination of Employment, Death, or Disability. (a) Notwithstanding anything in this Plan to the contrary, in the event an Optionee's employment shall be terminated by reason of the Optionee's retirement at his Retirement Date (defined hereinafter) the Optionee shall have the right to exercise such Option or Options held by him, to the extent that such Options have not previously expired or been exercised, at any time within three months after such retirement; upon such retirement, all Options held by such Optionee which have not been theretofore exercised by him or otherwise expired shall be immediately vested and exercisable in full, notwithstanding Section 7(b) or (c) hereof.

          (b) In the event that an Optionee shall die while employed by the Bank, or shall die within three months after retirement on or after his Retirement Date, any Option or Options granted to him under this Plan which have not previously expired or been exercised shall be exercisable by the estate of the Optionee (or by any person who acquired such Option by bequest or inheritance from the Optionee) in full, notwithstanding Section 7(b) or (c) hereof, any time within one year after the death of the Optionee. References herein to the Optionee shall be deemed to include any person entitled to exercise the Option after the death of the Optionee under the terms of this Section 9(b).

          (c) In the event of an Optionee's termination of employment by reason of the Optionee's disability, the Optionee shall have the right, notwithstanding Section 7(b) or (c) hereof, to exercise all Options held by him to the extent that such Options have not previously expired or been exercised, Options held by such Optionee which have not been theretofore exercised by him or otherwise expired shall be immediately exercisable in full, notwithstanding Section 7(b) or (c) hereof. The term "disability" shall, for the purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the code.

          (d) For the purposes of this Plan, "Retirement Date" shall mean, any date an employee is otherwise entitled to retire under any of the Bank's retirement plans, or if no such retirement plans exist, then the date on which the Optionee attains age 65.

     10. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Shares covered thereby upon any securities exchange or any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless and until listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Bank shall not be required to issue or deliver any certificate for Shares of its stock purchased upon the exercise of any part of an Option before
(i) the admission of such Shares to listing on any stock exchange in which the stock of the Bank may then be listed, (ii) completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental regulatory body that the Bank shall, in its sole discretion, determine is necessary or advisable, and (iii) the Committee shall have been advised by counsel that all applicable legal requirements have been complied with and satisfied.

     11. Expiration and Termination of the Plan. Options may be granted under the Plan at any time or from time to time so long as the total number of Shares at any one time option and/or purchased under this Plan does not exceed 70,000 Shares. The Plan may be abandoned or terminated at any time by the Board except with respect to any Options than outstanding under the Plan. No option shall be granted pursuant to the Plan after ten years from the effective date of the Plan.

     12. Amendment of Plan. The Board may at any time and from time to time modify and amend the Plan (including the form of any option agreement to be executed pursuant thereto) in any respects; provided, however, that no such amendment shall: (a) increase (except in accordance with Section 6 hereof) the maximum number of Shares for which Options may be granted under the Plan either in aggregate or to any individual; (b) reduce (except in accordance with Section 6 hereof) the minimum option prices which may be established under the Plan; (c) extend the period or periods during which Options may be granted or exercised; (d) change the provisions relating to the determination of individuals to whom Options shall be granted and the number of Shares to be covered by such Options; or (e) change the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of the Optionee, affect such Optionee's rights under an Option theretofore granted to him.

     13. Applicability of Plan to Outstanding Stock Options. This Plan shall not affect the terms and conditions of any non-qualified stock options heretofore granted to any individual by the Bank under any other plan or agreement relating to non-qualified stock options, nor shall it affect any of the rights of any individuals to whom such a non-qualified stock option was granted.

     14. Effective Date of Plan. This Plan shall become effective upon adoption by the Board, subject to approval by the shareholders of the Bank. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve months before or after the adoption of the Plan by the Board.